SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 26, 2009 (March 17, 2009)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-21021 (Commission File Number)	04-3308902 (IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts (address of principal executive offices)		01852 (Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                               Compensatory Arrangements of Certain Officers

On March 17, 2009, the registrant’s Board of Directors approved grants of restricted stock and stock options under the registrant’s 2003 Stock Incentive Plan, as amended, to certain of the registrant’s named executive officers as follows:

•                                          George L. Duncan, Chairman – 40,000 shares of restricted stock;

•                                          James A. Marcotte, Executive Vice President and Chief Financial Officer – 5,000 shares of restricted stock and 2,000 shares subject to a nonqualified stock option; and

•                                          Robert R. Gilman, Executive Vice President of Administration – 2,000 shares of restricted stock and 2,000 shares subject to a nonqualified stock option.

The foregoing grants were part of a total of 83,200 shares of restricted stock and 51,050 shares subject to nonqualified options, which were granted to the registrant’s officers and employees as a group.  All options were granted at an exercise price of $8.75 per share, which reflected the current market price of the registrant’s common stock on the date of grant.  Copies of the forms of the nonqualified stock option agreement and/or the restricted stock agreement entered into by the registrant with each of Messrs. Duncan, Marcotte and Gilman are included as Exhibits 10.1 and 10.2 to this report.  Each of the executives entered into the same form of agreement, except that in the case of Mr. Duncan his shares of restricted stock vest 50% per year over a two-year period, rather than 25% per year over a four-year period, and in the case of Mr. Gilman his stock options are fully vested on the date of grant, since he has already reached the age of 62, rather than vesting 25% per year over a four-year period.

Item 9.01.               Financial Statements and Exhibits

(a)                                  Not applicable

(b)                                 Not applicable

(c)                                  The following exhibits are included with this report:

Exhibit 10.1            Form of Restricted Stock Agreement entered into by the registrant with each of Messrs. Duncan, Marcotte and Gilman.

Exhibit 10.2            Form of Nonqualified Stock Option Agreement entered into by the registrant with each of Messrs. Marcotte and Gilman.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 26, 2009	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer